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                                                                     EX-99.d.15

                                             FORM OF AMENDMENT #9 TO SCHEDULE A

         PORTFOLIOS OF UBS RELATIONSHIP FUNDS

         UBS Global Securities Relationship Fund
         UBS Global Bond Relationship Fund
         UBS U.S. Equity Relationship Fund
         UBS U.S. Large Cap Equity Relationship Fund
         UBS U.S. Intermediate Cap Equity Relationship Fund
         UBS U.S. Value Equity Relationship Fund
         UBS U.S. Small Cap Equity Relationship Fund
         UBS International Equity Relationship Fund
         UBS Emerging Markets Equity Relationship Fund
         UBS U.S. Core Plus Relationship Fund
         UBS U.S. Bond Relationship Fund
         UBS Short Duration Relationship Fund
         UBS Enhanced Yield Relationship Fund
         UBS U.S. Treasury Inflation Protected Securities Relationship Fund UBS Short-Term Relationship Fund
         UBS U.S. Cash Management Prime Relationship Fund
         UBS Emerging Markets Debt Relationship Fund


   This Amendment has been agreed to as of this 8th day of April, 2002 by the undersigned.

         UBS RELATIONSHIP FUNDS

                  By:
                         ---------------------------------------
                         Brian M. Storms

                  Title: President
                         ---------------------------------------


         UBS GLOBAL ASSET MANAGEMENT (AMERICAS) INC.

                  By:
                         ---------------------------------------
                         Benjamin F. Lenhardt, Jr.

                  Title: President and CEO
                         ---------------------------------------


         UBS GLOBAL ASSET MANAGEMENT (AMERICAS) INC.

                  By:
                         ---------------------------------------
                         Mark F. Kemper

                  Title: Secretary
                         ---------------------------------------